Exhibit 99.1
RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934 (“Article 11”) and should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed consolidated financial statements are presented to show the effect on the historical condensed consolidated financial statements of Riley Exploration Permian, Inc (“Riley Permian” or “the Company”) from the sale of the Company’s midstream property and equipment (“Midstream Sale”) as further described in Note 1. Description of the Transactions and Basis of Presentation and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information” below. The unaudited pro forma condensed consolidated financial information has been prepared to give effect to the following (collectively, the “Transactions”):
◦Application of the derecognition guidance under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 610-20, Gains and Losses from the Derecognition of Nonfinancial Assets (“ASC 610-20”), whereby Riley Permian will derecognize the assets sold and any associated liabilities transferred, and recognize a gain measured as the difference between the consideration received and the carrying amounts of the assets and liabilities derecognized, net of any selling costs; and
◦Other transaction accounting adjustments, including the effect of the paydown on the Company’s revolving credit facility (“Credit Facility”).
The following pro forma financial statements and related notes are based on and should be read in conjunction with:
◦The historical audited consolidated financial statements of Riley Permian and the related notes included in Riley Permian’s Annual Report on Form 10-K as of and for the year ended December 31, 2024; and
◦The historical unaudited condensed consolidated financial statements of Riley Permian and the related notes included in Riley Permian’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2025.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025, gives pro forma effect to the Transactions as if they had been consummated on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024, give pro forma effect to the Transactions as if they had been consummated on January 1, 2024.
The unaudited pro forma condensed consolidated financial information appearing below is based on available preliminary information and certain assumptions that are believed to be reasonable as of the date of this Form 8-K, and also does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. Future results may vary significantly from the results reflected because of various factors.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2025
	Historical	Midstream Sale
	Riley Permian	Midstream Transaction Adjustments		Midstream Financing Adjustments		Pro Forma Riley Permian
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$16,459	$120,292	2(a)	$(102,845)	2(d)	$33,906
Accounts receivable, net	41,080	—		—		41,080
Prepaid expenses	2,378	—		—		2,378
Inventory	8,901	—		—		8,901
Current derivative assets	10,566	—		—		10,566
Total Current Assets	79,384	120,292		(102,845)		96,831
Oil and natural gas properties, net (successful efforts)	1,002,617	—		—		1,002,617
Other property and equipment, net	46,376	(25,951)	2(b)	—		20,425
Non-current derivative assets	481	—		—		481
Equity method investment	37,294	—		—		37,294
Funds held in escrow	1,196	—		—		1,196
Other non-current assets, net	23,990	(8,323)	2(b)	—		15,667
Total Assets	$1,191,338	$86,018		$(102,845)		$1,174,511
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$12,155	$(1,658)	2(b)	$—		$10,497
Accrued liabilities	30,829	15,303	2(b)	—		46,132
Revenue payable	52,879	—		—		52,879
Current portion of long-term debt	20,000	—		—		20,000
Other current liabilities	11,445	—		—		11,445
Total Current Liabilities	127,308	13,645		—		140,953
Non-current derivative liabilities	321	—		—		321
Asset retirement obligations	59,118	(47)	2(b)	—		59,071
Long-term debt	347,042	—		(102,845)	2(d)	244,197
Deferred tax liabilities	85,918	—		—		85,918
Other non-current liabilities	5,134	—		—		5,134
Total Liabilities	624,841	13,598		(102,845)		535,594
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—		—		—
Common stock, $0.001 par value, 240,000,000 shares authorized; 22,009,159 shares issued and outstanding at September 30, 2025	22	—		—		22
Additional paid-in capital	315,549	—		—		315,549
Retained earnings	250,926	72,420	2(c)	—		323,346
Total Shareholders' Equity	566,497	72,420		—		638,917
Total Liabilities and Shareholders' Equity	$1,191,338	$86,018		$(102,845)		$1,174,511

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2025

	Historical	Midstream Sale
	Riley Permian	Midstream Transaction Adjustments		Midstream Financing Adjustments		Pro Forma Riley Permian
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$294,703	$(540)	3(a)	$—		$294,163
Total Revenues	294,703	(540)		—		294,163
Costs and Expenses:
Lease operating expenses	64,085	(466)	3(a)	—		63,619
Production and ad valorem taxes	21,074	—		—		21,074
Exploration costs	273	—		—		273
Depletion, depreciation, amortization and accretion	65,915	(573)	3(a)	—		65,342
Impairment of oil and natural gas properties	1,214	—		—		1,214
General and administrative:						—
Administrative costs	23,559	—		—		23,559
Share-based compensation expense	6,742	—		—		6,742
Transaction costs	4,723	(8)	3(a)	—		4,715
Total Costs and Expenses	187,585	(1,047)		—		186,538
Income from Operations	107,118	507		—		107,625
Other Income (Expense):
Interest expense, net	(23,438)	—		4,735	3(e)	(18,703)
Gain on derivatives, net	14,790	—		—		14,790
Loss from equity method investment	(267)	—		—		(267)
Total Other Income (Expense)	(8,915)	—		4,735		(4,180)
Net Income from Operations before Income Taxes	98,203	507		4,735		103,445
Income tax expense	(22,760)	(130)	3(b)	(1,217)	3(b)	(24,107)
Net Income	$75,443	$377		$3,518		$79,338

Net Income per Share:
Basic	$3.57					$3.75	3(d)
Diluted	$3.56					$3.75	3(d)
Weighted Average Common Shares Outstanding:
Basic	21,139					21,139
Diluted	21,178					21,178

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2024

	Historical	Midstream Sale
	Riley Permian	Midstream Transaction Adjustments		Midstream Financing Adjustments		Pro Forma Riley Permian
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$409,801	$—		$—		$409,801
Contract services - related parties	380	—		—		380
Total Revenues	410,181	—		—		410,181
Costs and Expenses:
Lease operating expenses	71,463	—		—		71,463
Production and ad valorem taxes	29,428	—		—		29,428
Exploration costs	2,595	—		—		2,595
Depletion, depreciation, amortization and accretion	74,900	(1)	3(a)	—		74,899
Impairment of oil and natural gas properties	11,317	—		—		11,317
Other impairments	30,158	—		—		30,158
General and administrative:
Administrative costs	26,551	—		—		26,551
Share-based compensation expense	8,138	—		—		8,138
Cost of contract services - related parties	363	—		—		363
Transaction costs	1,573	(207)	3(a)	—		1,366
Total Costs and Expenses	256,486	(208)		—		256,278
Income from Operations	153,695	208		—		153,903
Other Income (Expense):
Interest expense, net	(34,338)	—		6,313	3(e)	(28,025)
Gain on derivatives, net	(1,665)	—		—		(1,665)
Loss from equity method investment	(721)	—		—		(721)
Gain on sale of fixed assets	—	72,420	3(c)	—		72,420
Total Other Income (Expense)	(36,724)	72,420		6,313		42,009
Net Income from Operations before Income Taxes	116,971	72,628		6,313		195,912
Income tax expense	(28,074)	(18,665)	3(b)	(1,622)	3(b)	(48,361)
Net Income	$88,897	$53,963		$4,691		$147,551

Net Income per Share:
Basic	$4.29					$7.12	3(d)
Diluted	$4.26					$7.07	3(d)
Weighted Average Common Shares Outstanding:
Basic	20,712					20,712
Diluted	20,875					20,875

Exhibit 99.1
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Description of the Transactions and Basis of Presentation
Sale of Midstream
On December 3, 2025, Riley Exploration - Permian, LLC. (“REP LLC”), a wholly-owned subsidiary of Riley Exploration Permian, Inc. (“REPX,” together with REP LLC, hereinafter referred to as the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Targa Northern Delaware LLC (“Buyer”), pursuant to which the Company sold to Buyer all of the membership interests in Dovetail Midstream, LLC, a wholly owned subsidiary of the Company that holds certain midstream infrastructure projects in Eddy County, New Mexico, for an aggregate cash purchase price of approximately $111 million, subject to customary purchase price adjustments (the “Midstream Sale”). The Midstream Sale also provided for the sale by the Company to Buyer of certain compressor station assets for an aggregate cash purchase price of approximately $10 million plus reimbursement of $1.4 million of capital improvements at a subsequent closing (the “Second Closing”), subject to the satisfaction of certain closing conditions. The initial closing of the Midstream Sale took place on December 3, 2025, and the Second Closing occurred on December 24, 2025. Closing proceeds from the transaction will be used to reduce borrowings on the Company’s Credit Facility and pay selling costs associated with the transaction. The Company also has the right to earn up to an additional $60 million earn out in cash contingent on achieving certain volume-based performance thresholds over a five-year period.
Basis of Presentation
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025, gives pro forma effect to the Transactions as if they had been consummated on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024, gives pro forma effect to the Transactions as if they had been consummated on January 1, 2024.
The pro forma financial statements and explanatory notes have been prepared to illustrate the effects of the Midstream Sale, which does not meet the definition of a business under ASC 805 and is therefore accounted for as the derecognition of nonfinancial assets under ASC 610-20, pursuant to which Riley Permian is treated as the seller for accounting purposes. The pro forma financial statements are presented for informational purposes only and do not necessarily indicate the financial results of the disaggregated company had the sale occurred at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the company. The pro forma presentation of the consideration received is preliminary and subject to adjustment. The final allocation of consideration among the derecognized assets and liabilities may differ materially from the amounts shown as of the applicable closing dates.
The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not reflect any costs associated with the separation or transition activities that may occur as a result of the Midstream Sale or any changes the Company may make to its operations after the disposition.
Note 2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
The following adjustments correspond to those included in the unaudited condensed consolidated pro forma balance sheet as of September 30, 2025.
Midstream Transaction Adjustments
(a)Represents the cash proceeds from the Midstream Sale, net of selling costs.
(b)Represents the carrying amounts of assets and liabilities derecognized from the Midstream Sale. An adjustment of $17.4 million to midstream property and equipment, with a corresponding increase to accrued liabilities, was recorded to reflect the additional costs incurred by the Company after September 30, 2025. As a result, the estimated gain described in note 2(c) was reduced by this amount.
(c)Represents the estimated gain on the Midstream Sale as if the sale had occurred on September 30, 2025. This gain may not be representative of what will actually be recorded during the year ended December 31, 2025.
Midstream Financing Adjustments
(d)Represents the assumed principal debt paydown of the Company’s Credit Facility.

Exhibit 99.1
Note 3. Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations
The following adjustments correspond to those included in the unaudited condensed consolidated pro forma statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024.
Midstream Transaction Adjustments
(a)Represents the income and expenses eliminated in connection with the Midstream Sale.
(b)Represents the estimated income tax impact of adjustments to the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024. A blended statutory rate of 25.7% has been assumed for purposes of the pro forma adjustments. The blended statutory rate may not be indicative of the effective tax rate of the company.
(c)Represents the estimated gain on the Midstream Sale as if the sale had occurred on January 1, 2024. This gain may not be representative of what will actually be recorded during the year ended December 31, 2025.
(d)The unaudited pro forma consolidated basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of Riley Permian. The following table summarizes the computation of the unaudited pro forma basic and diluted net income per share:

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
	(In thousands, except pet share amounts)
Pro forma net income	$79,338	$147,551

Basic weighted-average common shares outstanding	21,139	20,712
Restricted shares	39	163
Diluted weighted-average common shares outstanding	21,178	20,875

Basic net income per common share	$3.75	$7.12
Diluted net income per common share	$3.75	$7.07
Midstream Financing Adjustments
(e)Represents an adjustment to interest expense related to the paydown of the Company’s Credit Facility.
A 1/8 percent variance in the effective interest rate related to the paydown of the Company’s Credit Facility would result in a change in interest expense of approximately $82 thousand and $110 thousand for the nine months ended September 30, 2025, and for the year ended December 31, 2024, respectively.